EXHIBIT 23(b)




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statements (Form S-8, Nos. 33-17196, 33-44822, 33-44877, 33-44876, 33-22459, 33-38491, 33-54075,
33-54079, 33-54077 and Form S-3, No. 33-36001) pertaining to various stock option and employee savings plans of Wellman, Inc. of our report dated 19 January 1995, with respect to the consolidated financial statements of Wellman International Limited and subsidiary at 31 December 1994 and for each of the three years in the period ended 31 December 1994, included in this Annual Report (Form 10-K) of Wellman, Inc.







KPMG Stokes Kennedy Crowley
Chartered Accountants
Registered Auditors



Dublin, Ireland

27 March 1995